Exhibit 2.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION STATE of DELAWARE

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

First:	That at a meeting of the Board of Directors of Signature Devices, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved:	That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said article shall be and read as follows:

First: The name of Corporation is Signature Devices Services, Inc.

Resolved:	That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Second” so that, as amended, said article shall be and read as follows:

Second: Its registered office in the State of Delaware is to be located at 16192 Coastal Highway, in the City of Lewes, County of Sussex, Zip Code 19958. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Fourth: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth:	Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Signature Devices Holdings Inc. (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Amended and Restated Certificate of Incorporation.”

I, the Undersigned, for the purpose of changing the articles of incorporation of a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this March 22, 2016.

By	/s/ Charles Townsend
Name: Charles Townsend
Title: President and Secretary

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Exhibit A to AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF DESIGNATION OF CLASS A, SERIES 1 PREFERRED STOCK

The Corporation hereby establishes the following voting powers, designations, preferences, limitations, restrictions and relative rights of its Class A, Series 1 Preferred Stock, in accordance with Delaware law:

1.	The number of authorized shares of Class A, Series 1 Preferred Stock shall be 5,000,000 shares.

2.	Class A, Series 1 Preferred Stock shall have the following terms:

a.                The Par Value of each share of Class A, Series 1 Preferred Stock is $0.00001.

b.               Each holder of Class A, Series 1 Preferred Stock shall have the right to one thousand (1,000) votes per share, for each share owned on any matter put forth for a vote to shareholders.

c.                Each holder of Class A, Series 1 Preferred Stock may, at the election of the Board of the Company or the holder, be required to convert its shares of Class A, Series 1 Preferred Stock into shares of the Corporation's common stock at the rate of one thousand (1,000) shares of common stock for each share of Class A, Series 1 Preferred Stock; provided, however, a holder's ability to convert shares of Class A, Series 1 Preferred Stock into common stock is expressly conditioned upon the Corporation having sufficient authorized but unissued shares of common stock to fulfill such request. The Corporation shall have no obligation to deliver shares of common stock upon a purported conversion to a holder of Class A, Series 1 Preferred Stock should the Corporation have insufficient shares of authorized but unissued shares of common stock to fulfill such conversion request, and such conversion request shall be deemed null and void to the extent of such insufficiency.

d.               Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A, Series 1 Preferred Stock shall participate in the payment or distribution made on the Company's common stock as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock.

e.                Each holder of Class A, Series 1 Preferred Stock shall be entitled to participate in any dividends declared by the Corporation's Board as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock, with any such declared dividend to subtract from any already accrued dividend.

f.                 The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 06:07 PM 02/09/2016
FILED 06:07 PM 02/09/2016
SR 20160701236 - File Number 5959910

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is Signature Devices, Inc. __________.
- **Second:** Its registered office in the State of Delaware is to be located at 1201 Orange Street, Suite 600 Street, in the City of Wilmington County of New Castle Zip Code 19899 . The registered agent in charge thereof is Incorp Services, Inc. __________.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 7,000,000,000 shares (number of authorized shares) with a par value of 0.0001000000 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Charles Townsend
  Mailing Address 30 N Gould St. Suite 5187
  Sheridan, WY Zip Code 82801
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 8th day of February , A.D. 20 16 .

BY: ____________________
(Incorporator)

NAME: Charles Townsend
(type or print)

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